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                                                                EXHIBIT 10.56

                           TARGET THERAPEUTICS, INC.

                           DEFERRED COMPENSATION PLAN
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                           TARGET THERAPEUTICS, INC.

                           DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS

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                                                                                         PAGE
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
PREAMBLE...............................................................................    1
ARTICLE I      --  GENERAL.............................................................    1
ARTICLE II     --  DEFINITIONS AND USAGE...............................................    1
ARTICLE III    --  ELIGIBILITY AND PARTICIPATION.......................................    3
ARTICLE IV     --  PARTICIPANT ACCOUNT.................................................    3
ARTICLE V      --  PAYMENT OF PARTICIPANT ACCOUNT......................................    4
ARTICLE VI     --  PAYMENT OF BENEFIT ON OR AFTER DEATH................................    5
ARTICLE VII    --  ADMINISTRATION......................................................    5
ARTICLE VIII       CLAIMS PROCEDURE....................................................    6
ARTICLE IX         MISCELLANEOUS PROVISIONS............................................    6
APPENDIX I.............................................................................    8

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                           TARGET THERAPEUTICS, INC.

                           DEFERRED COMPENSATION PLAN

                                    PREAMBLE

     WHEREAS, Target Therapeutics, Inc. (the "Company") recognizes the unique qualifications of certain key employees and the valuable services they provide and desires to establish an unfunded deferred compensation plan for such employees; and

     WHEREAS, the Company has determined that the implementation of such a plan will best serve its interest in retaining key employees;

     NOW, THEREFORE, the Company hereby establishes the Target Therapeutics, Inc. Deferred Compensation Plan (the "Plan") as hereinafter provided:

                                   ARTICLE I

                                    GENERAL

     SECTION 1.1 Effective Date. This Plan shall be effective as of March 31, 1996. The rights, if any, of any person whose status as an employee of the Employer has terminated shall be determined pursuant to the Plan as in effect on the date such employee terminated, unless a subsequently adopted provision of the Plan is made specifically applicable to such person.

     SECTION 1.2 Intent. The Plan is intended to be an unfunded plan primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees, as such group is described under Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

                                   ARTICLE II

                             DEFINITIONS AND USAGE

     SECTION 2.1 Definitions. Wherever used in the Plan, the following words and phrases shall have the meaning set forth below unless the context plainly requires a different meaning:

          "Account" means the account established on behalf of a Participant as described in Section 4.1.

          "Beneficiary" means the person or trust designated by the Participant, in his most recent written designation filed with the Committee before his death; provided, however, that if the Participant fails to make a designation, or if no person so designated is alive, and no successor Beneficiary who has been designated is alive, the term "Beneficiary" shall mean in order of priority (a) the spouse of the deceased Participant, or
     (b) if no spouse is alive, the surviving children of the deceased Participant, or (c) if no children are alive, the parent or parents of the deceased Participant, or (d) if no parent is alive, the legal representative of the deceased Participant's estate.

          "Board" means the Board of Directors of the Company.

          "Change of Control" means (1) the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("the Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 under the Act) of fifteen percent (15%) or more of either the outstanding shares of common stock or the combined voting power of the Employer's then outstanding voting securities entitled to vote generally without the approval of the Board, or (2) a merger or consolidation of the Employer, whether or not approved by the Board, in each case with respect to which persons who were stockholders of the Employer immediately prior to such merger or consolidation do not, immediately thereafter, own at least fifty percent (50%) of the total voting power of the Employer or the surviving entity outstanding immediately after such merger or consolidation, or (3) a liquidation or dissolution of the Employer, or

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     (4) an agreement for the sale of all or substantially all of the Employer's assets, or (5) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. Incumbent Directors shall mean directors who either (i) are directors as of the Effective Date of the Plan; or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors casting votes at the time of such election or nomination.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a particular Code section shall include any provision which modifies, replaces, or supersedes it.

          "Committee" means the Compensation Committee of the Board, if any; otherwise, the Board or its designate.

          "Company" means Target Therapeutics, Inc., a corporation organized under the laws of the state of Delaware, and any successor thereto.

          "Compensation" means the base salary and bonuses payable to a Participant by the Employer for the period in question, but excluding other occasional nonsalary payments, reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, stock grants or stock option exercises, and welfare benefits, but including Employee Deferral Contributions as defined in Section 2.1 under this Plan and elective contributions made by the Employer on behalf of the Participant with respect to such period and which are not includable in the Participant's income under Section 125 or Section 402(h) of the Code.

          "Deemed Investment Election Form" means the forms to be used by a Participant, if approval is obtained from the Committee, to provide investment recommendations for a Participant's Account.

          "Employee" means any common law Employee of the Employer.

          "Employee Deferral Contribution" means the amount that an Employee elects to contribute to the Plan from his Compensation on a pre-tax basis pursuant to his Participation Agreement.

          "Employer" means Target Therapeutics, Inc., and any of its wholly owned subsidiaries that adopt the Plan with its consent and any successor through merger, consolidation, or purchase of substantially all of the Employer's assets or business, which within ninety (90) days after such succession, agrees to continue this Plan.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Any reference to a particular ERISA section shall include any provision which modifies, replaces, or supersedes it.

          "Fund" means the Fund established under Article I of the Target Therapeutics, Inc. Deferred Compensation Plan Trust Agreement.

          "Normal Retirement Date" means the date on which the Participant attains normal retirement age, as defined in the Company's 401(k) Plan.

          "Participant" means an eligible Employee of an Employer who is participating in the Plan in accordance with Section 3.2.

          "Participation Agreement" or "Agreement" means an agreement between the Participant and the Company pursuant to which the Participant agrees to a reduction in his Compensation before such Compensation is earned by the Participant in exchange for the promise of an equal amount to be paid by the Company to the Participant under this Plan.

          "Plan" means the Target Therapeutics, Inc. Deferred Compensation Plan, as it may be amended from time to time.

          "Plan Year" means the Plan's accounting year of twelve (12) months commencing January 1st of each year and ending the following December 31st, except that the first Plan Year shall commence March 31, 1996.

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          "Separation from Service Date" means the date that a Participant leaves the employ of the Company, whether voluntarily or involuntarily, including disability. Disability shall be as defined in the Company's 401(k) Plan.

          "Trust" means the Trust which is established under the Target Therapeutics, Inc. Deferred Compensation Plan Trust Agreement.

          "Trustee" means such independent third party as the Employer shall select pursuant to the "Trust Agreement." The Trust Agreement refers to a
     trust established on             , 1996 by and between the Company and
                 .

          "Valuation Date" means the last day of each Plan Year, or any other date designated by the Employer, on which date the fair market value of Trust assets shall be determined.

     SECTION 2.2 Usage. Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

     SECTION 3.1 Eligibility. An Employee of an Employer shall be eligible to participate in the Plan only to the extent, and for the period, that he is a member of a select group of management or highly compensated employees as such group is described under Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

     SECTION 3.2 Participation. An Employee who is eligible to participate in the Plan pursuant to Section 3.1 shall become a Participant at such time and for the period he is designated as such by the Committee, provided that such Employee completes a Participation Agreement on a timely basis as described in
Section 3.3 hereof.

     SECTION 3.3 Agreement Procedure.

          (a) Each Participant and the Company may execute one or more Agreements for the portion of the Participant's Compensation that shall be credited to his Account in accordance with Section 4.2. Such Agreement shall be effective only with respect to Compensation earned after the Agreement becomes effective. No more than one Agreement may be entered into with respect to a Plan Year.

          (b) For the initial Plan Year of participation, the Agreement shall be properly completed, executed and delivered to the Committee prior to the later of (i) the first day of the Plan Year in which the Participant's participation commences, or (ii) thirty (30) days after the date on which the Participant became eligible for participation.

          (c) For any subsequent Plan Year in which a Participant is eligible to participate in the Plan, the Agreement shall be properly completed, executed and delivered to the Committee at least thirty (30) days prior to the first day of the Plan Year for which the Agreement shall be effective.

          (d) An Agreement shall be effective no earlier than the date on which it is delivered to the Committee and shall continue in effect for all succeeding Plan Years unless changed or revoked by the Participant. Written modification must be given by the Participant at least thirty (30) days prior to the next Plan Year affected by the modification.

                                   ARTICLE IV

                              PARTICIPANT ACCOUNT

     SECTION 4.1 Establishment of Participant Account. The Committee or its agents shall establish and maintain an Account as a bookkeeping entry in the name of each Participant to which the Committee shall

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credit all amounts allocated to each such Participant as set forth herein. All amounts credited to a Participant's Account shall remain assets of the Company, subject to the claims of the Company's general creditors.

     SECTION 4.2 Employee Deferral Contributions. Each Plan Year, each Participant may authorize the Employer to defer receipt of a specified amount or percentage of his Compensation as specified in the Participation Agreement including his bonus for that year (in lieu of receiving cash compensation), and to have such amount credited to the Participant's account as an Employee Deferral Contribution. Such Employee Deferral Contribution shall be paid by the Employer to the Trustee to be held and administered in accordance with the terms of the Trust, provided that the Company shall withhold from such amounts any employment taxes due with respect thereto. Each Participant has the option of changing or ceasing his Employee Deferral Contribution, effective the first day of the next Plan Year following the Plan Year during which such change is made, provided that such change shall not affect any amounts deferred during or prior to the Plan Year in which such change is made. The minimum Employee Deferral Contribution under this Plan shall be $10,000 per Plan Year.

     SECTION 4.3 Investment Authority. Each Participant shall have the ability to direct the Employer as to the deemed investment of amounts in his Account through the filing of a written election with the Committee (which the Committee in its discretion may then forward to the Trustee) prior to the date that he becomes a Participant specifying the manner in which all amounts credited to his Account shall be deemed to be invested. The election of the Participant shall remain in effect unless a new election is filed with the Committee. The Committee shall retain overriding discretion over the selection of investment vehicles, and the Committee may change, alter or modify its investment policy as it deems appropriate, from time to time.

     SECTION 4.4 Distributions in the Case of Unforeseeable Emergency. A distribution from the Participant's Account may be made to a Participant in the event of an unforeseeable emergency. An unforeseeable emergency is defined as a severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or of a dependent, (ii) loss of the Participant's property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. This determination shall be made by the Committee and such distributions shall only be made out of the Participant's Employee Deferral Contributions. Distributions shall be limited to the amount necessary to satisfy the emergency.

     The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

          (i) Through reimbursement or compensation by insurance or otherwise;
     or

          (ii) By liquidation of the participant's assets, other than hardship withdrawals in the Company's 401(k) Plan, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

          (iii) By cessation of deferrals under the Plan.

     SECTION 4.5 Valuation of Account. The income and gains and losses, both realized and unrealized, from investments made pursuant to Section 4.3, shall be determined from time to time (but at least once annually). The amount so determined shall be allocated to each Participant's Account in accordance with procedures established by the Committee. A Participant's Account shall be reduced by the amount of any benefits distributed to or on behalf of the Participant pursuant to Articles V and VI.

                                   ARTICLE V

                         PAYMENT OF PARTICIPANT ACCOUNT

     SECTION 5.1 Timing of Payment of Participant Account. The Participant shall be entitled to, and shall receive the value of his Participant Account, determined in accordance with Section 4.5 upon the earliest to occur of the following: Separation from Service; Normal Retirement Date; and age 59 1/2. It is provided,

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however, that the Participant may elect at the time of the deferral election to begin receiving payment of such deferred amount at a specified date (not less than three (3) years after the first day of the Plan Year in which the deferral is made). Notwithstanding the foregoing, the Participant shall be entitled to, and shall receive the value of his Participant Account, in the event of a Change of Control. The value of the Participant's Account shall be distributed pursuant to the payment provisions of this Plan.

     SECTION 5.2 Form of Payment of Participant Account. To the extent a benefit is payable to a Participant, it shall be paid in the form of a lump sum payment to be made within sixty (60) days of Participant being entitled to payment, as specified in Section 5.1. Notwithstanding the preceding, at the discretion of the Participant at the time of execution of his Participation Agreement and in accordance with such written procedures as may be adopted by the Committee, such benefit may be paid in the form of quarterly installments over a period not to exceed ten (10) years, such payments to begin within sixty
(60) days of Participant being entitled to payment, as specified in Section 5.1.

     SECTION 5.3 Payment Procedure. The Employer shall establish and maintain an Account for each Participant and Beneficiary receiving benefits under the Plan. Immediately prior to any distribution hereunder to any Participant or Beneficiary, the Employer shall credit the amount of such distribution to such Account and then immediately distribute the amount so credited to the Participant, or as applicable, to his Beneficiary. Neither the Participant nor his Beneficiary(s) shall have any interest or right in any such Account at any time.

                                   ARTICLE VI

                      PAYMENT OF BENEFIT ON OR AFTER DEATH

     SECTION 6.1 Commencement of Benefit Payments. If a Participant dies before receiving his entire Account, the remainder of the Account otherwise payable with respect to the Participant shall be paid to the Participant's Beneficiary or Beneficiaries as a single lump-sum amount within sixty (60) days following the date on which the Committee is notified of the Participant's death.

                                  ARTICLE VII

                                 ADMINISTRATION

     SECTION 7.1 General. Except as otherwise specifically provided in the Plan, the Committee shall be responsible for administration of the Plan. The Committee shall be the "named fiduciary" within the meaning of Section 402(c)(2) of ERISA.

     SECTION 7.2 Administrative Rules. The Committee may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Plan.

     SECTION 7.3 Duties. The Committee shall have the following rights, powers and duties:

          (a) The decision of the Committee in matters within its jurisdiction shall be final, binding and conclusive upon the Employer and upon any other person affected by such decision, subject to the claims procedure hereinafter set forth.

          (b) The Committee shall have the duty and authority to interpret and construe the provisions of the Plan, to determine eligibility for benefits and the appropriate amount of any benefits, to decide any question which may arise regarding the rights of employees, Participants, and Beneficiaries, and the amounts of their respective interests, to adopt such rules and to exercise such powers as the Committee may deem necessary for the administration of the Plan, and to exercise any other rights, powers or privileges granted to the Committee by the terms of the Plan.

          (c) The Committee shall maintain full and complete records of its decisions. Its records shall contain all relevant data pertaining to the Participant and his rights and duties under the Plan. The Committee shall have the duty to maintain Account records of all Participants.

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          (d) The Committee shall cause the principal provisions of the Plan to be communicated to the Participants, and a copy of the Plan and other documents shall be available at the principal office of the Employer for inspection by the Participants at reasonable times determined by the Committee.

          (e) The Committee shall periodically report to the Board with respect to the status of the Plan.

          (f) The Employer shall be responsible for the payment of expenses and income taxes for the Plan.

     SECTION 7.4 Fees. No fee or compensation shall be paid to any person for services as the Committee.

                                  ARTICLE VIII

                                CLAIMS PROCEDURE

     SECTION 8.1 General. Any claim for Benefits under the Plan shall be filed by the Participant or Beneficiary ("claimant") on the form prescribed for such purpose with the Committee.

     SECTION 8.2 Denials. If a claim for Benefits under the Plan is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Committee within a reasonable period of time after receipt of the claim by the Committee.

     SECTION 8.3 Notice. Any claimant who is denied a claim for Benefits shall be furnished written notice setting forth:

          (a) the specific reason or reasons for the denial;

          (b) specific reference to the pertinent provisions of the Plan upon which the denial is based;

          (c) a description of any additional material or information necessary for the claimant to perfect the claim; and

          (d) an explanation of the claim review procedure under the Plan.

     SECTION 8.4 Appeals Procedure. In order that a claimant may appeal a denial of a claim, the claimant or the claimant's duly authorized representative may:

          (a) request a review by written application to the Committee, or its designate, no later than sixty (60) days after receipt by the claimant of written notification of denial of a claim;

          (b) review pertinent documents; and

          (c) submit issues and comments in writing.

     SECTION 8.5 Review. A decision on review of a denied claim shall be made not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one-hundred and twenty (120) days after receipt of a request for review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of the Plan on which the decision is based.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     SECTION 9.1 Amendment and Termination. The Company reserves the right to amend or terminate the Plan in any manner that it deems advisable, by a resolution of the Company's Board. Notwithstanding the preceding, no amendment or termination of the Plan shall reduce the benefit of any Participant determined as of the day immediately preceding the effective date of such amendment or termination.

     SECTION 9.2 Spendthrift Provision. The Participant shall not have the power to pledge, transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any interest in amounts payable

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hereunder or any of the payments provided for herein, nor shall any interest in amounts payable hereunder or in any payments be subject to seizure for payments of any debts, judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise, except as required by applicable law.

     SECTION 9.3 Discretionary Acts. Any discretionary acts to be taken under the Plan with respect to the classification of Employees, contributions, or benefits shall be nondiscriminatory and uniform in nature and applicable to all persons similarly situated.

     SECTION 9.4 Interpretation. If any provision or provisions of the Plan shall for any reason be invalid or unenforceable, the remaining provisions of the Plan shall be carried into effect unless the effect thereof would be to materially alter or defeat the purpose of the Plan. All terms of the Plan and all discretion granted hereunder shall be uniformly and consistently applied to all the Employees, Participants, and Beneficiaries.

     SECTION 9.5 Successors and Assigns. The provisions of the Plan are binding upon and inure to the benefit of each Employer, its successors and assigns, and the Participants, their Beneficiaries, heirs, legal representatives and assigns.

     SECTION 9.6 Governing Law. The Plan shall be subject to and construed in accordance with the laws of the State of California, to the extent not preempted by the provisions of ERISA.

     SECTION 9.7 No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of an Employer or any equity or other interest in the assets, business or affairs of an Employer. No Participant hereunder shall have a security interest in assets of an Employer used to make contributions or pay benefits.

     SECTION 9.8 Notification of Addresses. Each Participant and each Beneficiary shall file with the Committee, from time to time, in writing, the post office address of the Participant, the post office address of each Beneficiary, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Committee (or if no address was filed, then to the last post office address of the Participant or Beneficiary as shown on the Employer's records) shall be binding on the Participant and each Beneficiary for all purposes of the Plan and neither the Committee nor any Employer shall be obligated to search for or ascertain the whereabouts of any Participant or Beneficiary.

     SECTION 9.9 Bonding. The Committee and all agents and advisors employed by it shall not be required to be bonded, except as otherwise required by ERISA.

     SECTION 9.10 No Funding. The Plan constitutes a mere promise by the Employer to make payments in accordance with the terms of the Plan and Participants and Beneficiaries shall have the status of general unsecured creditors of the Employer. Nothing in the Plan will be construed to give any Employee, or any other person, rights to any specific assets of the Employer or of any other person. In all events, it is the intent of the Employer that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

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                                   APPENDIX I

     Executives participating in this plan shall be revised from time to time:

        Gary R. Bang
             President/CEO

        Robert McNamara
             CFO

        Erik Engelson
             Sr. Vice President, Operations and R&D

        Abhi Acharya
             Vice President, Regulatory, Clinical, QA

        Rich Cappetta
             Vice President, Europe

        Hiram Chee
             Vice President, Peripheral Vascular Products

        Ed LeMoure
             Vice President, International Sales

        Timothy Mills
             Vice President, New Business Development

        Kevin Riley
             Vice President, Sales & Marketing

        Patrick Rivelli
             Vice President, Manufacturing

        John Meyer
             Vice President, Human Resources

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